                                                                     EXHIBIT 2.3

                                PLEDGE AGREEMENT

     This PLEDGE AGREEMENT, dated as of May 24, 1996 (this "AGREEMENT"), is between TRIBO PETROLEUM CORPORATION, a Texas corporation (with its successors, the "COMPANY"), and REUNION INDUSTRIES, INC., a Delaware corporation ("SECURED PARTY").

                                   RECITALS:

     A. Contemporaneously with the execution and delivery of this Agreement, the following events, among others, are occurring:

     (1) TRI-UNION DEVELOPMENT CORPORATION, a Texas corporation ("BORROWER"), in its capacity as assignee of the Company's rights as purchaser under that certain Stock Purchase Agreement, dated as of April 2, 1996, between the Company or its wholly-owned subsidiary and Secured Party ("STOCK PURCHASE AGREEMENT"), is purchasing from Secured Party all of the issued and outstanding capital stock of Reunion Energy Company, a Delaware corporation ("REC");

     (2) Borrower is executing and delivering to Secured Party a Subordinated Promissory Note due 1996 of even date herewith, made payable to Secured Party in the original principal amount of $2,200,000 (as renewed, amended, modified, extended, refinanced, or otherwise supplemented from time to time, the "NOTE") which represents a portion of the purchase price under the Stock Purchase Agreement; and

     (3) REC is being merged into Borrower, with Borrower surviving such merger and REC's wholly-owned Subsidiary, Reunion Operating Company, a Delaware corporation ("ROC"), becoming a wholly-owned Subsidiary of the Company.

     B.   Borrower is a direct wholly-owned Subsidiary of the Company.

     C. The Company will benefit from Borrower's execution of the Note because the Note is part of the purchase price under the Purchase Agreement for, and facilitates the acquisition of, all of REC's outstanding capital stock, which acquisition is beneficial to the Company's business operations.

     D. It is expressly understood among Borrower, the Company and Reunion that the execution and delivery of this Agreement is a condition precedent to Reunion's obligations to extend credit under the Note.

     E. In connection with the execution and delivery of the Note, the Company has agreed, among other things, to grant a lien and continuing security interest in and to the capital stock of Borrower to secure Borrower's obligations under the Note and the Company's obligations under the Guaranty (defined below).

                                 AGREEMENT:

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.
            -----------

          As used in this Agreement, each parenthetically capitalized term elsewhere in this Agreement has the meaning so ascribed to it. Terms used but not defined in this Agreement have the respective meanings ascribed to them in the Note. The following additional terms, as used in this Agreement, have the following respective meanings:

          AFFILIATE of a Person means any other Person who directly or indirectly controls, or is controlled by, or is under common control with, that Person. For purposes of this definition "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies (whether through ownership of voting securities, or other ownership interest, by contract, or otherwise).

          COLLATERAL means all of the property referred to in subsection 3(a) of this Agreement.

          DEFAULT means a "DEFAULT" under and as defined in the Note.

          GUARANTY means the Guaranty of even date herewith being made by the Company contemporaneously herewith in Secured Party's favor to secure payment and performance of Borrower's obligations under the Note and the Company's obligations under this Agreement.

          OBLIGATION means the Indebtedness as defined in and represented by, and all obligations in respect of, the Note and the Guaranty, and the payment of principal of, premium, if any, interest on and all other amounts owing in respect of, the Note and the Guaranty.

          PERSON means any individual, entity, or association.

          PLEDGED STOCK means all of the issued and outstanding capital stock of Borrower now owned or hereafter acquired by the Company (or any Subsidiary or Affiliate of the Company), including the stock identified on Exhibit A, any
                                                              ---------
additional or substitute shares of capital stock of Borrower now owned or hereafter acquired by the Company (or any Subsidiary or Affiliate of the Company) issued after the date hereof.

          PROCEEDS means all proceeds, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, the Collateral, whether now existing or hereafter arising.

          PROXY means that certain irrevocable proxy granted by the Company to Secured Party in respect of Borrower's voting securities pursuant to Section 11 of this Agreement.

          SECURITY INTERESTS means the security interests in the Collateral granted hereunder securing the Obligation.

          SUBSIDIARY of any Person means any entity of which at least 50% (in number of votes) of the stock (or equivalent interest) is owned of record or beneficially, directly or indirectly, by that Person. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company. The term "Subsidiary" excludes Atasca Properties, Ltd., a Texas limited partnership.

          UCC means the Uniform Commercial Code as in effect on the date hereof in the State of Texas; provided, however, that to the extent that the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Texas, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfect or effect of perfection or non-perfection.

SECTION 2.  Representations, Warranties and Certain Agreements.
            --------------------------------------------------

          A. The Company represents and warrants as follows:

          (a) The Company has valid and marketable title to all of the Collateral free and clear of any security interest, mortgage, pledge, claim, lien, charge, option, defect, encumbrance or other right or interest of any other Person (collectively or individually, an "ENCUMBRANCE") and has the absolute and unrestricted right, power, authority and capacity to pledge the Collateral in the manner provided in this Agreement free and clear of any
Encumbrance.   Except for the Proxy, none of the Pledged Stock is subject to any voting trust, voting agreement or other agreement or understanding with respect to the voting thereof. The Pledged Stock described on Exhibit A hereto is all
                                                       ---------
of the issued and outstanding capital stock of Borrower as of the date hereof and it is held beneficially and of record by the Company. There are no outstanding convertible securities, subscriptions, options, warrants, calls or similar commitments to purchase, issue or sell any of the Pledged Stock and there is no outstanding agreement of Borrower to issue or sell any shares of its capital stock or any securities or obligations convertible into its capital stock. All of the Pledged Stock has been duly authorized and validly issued, is fully paid and non-assessable and none of the Pledged Stock was issued in violation of the preemptive rights of any Person.

          (b) Contemporaneously with the execution and delivery of this Agreement, the Company has delivered to Secured Party the Pledged Stock described on Exhibit A hereto. No Collateral is in the possession of any Person
             ---------
asserting any claim thereto or security interest therein, except that Secured Party or its designee may have possession of Collateral as contemplated hereby.

          (c) Assuming that Secured Party is in continuous possession of the Pledged Stock, the Security Interests will constitute valid and perfected security interests in such Collateral prior to all other liens.

          (d) This Agreement, including, without limitation, the Proxy, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief, or similar laws affecting the rights of creditors generally.

          (e) The Company's execution and delivery of this Agreement and the performance by it of its obligations hereunder (i) are within its corporate power, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, governmental authority applicable to it or its Subsidiaries, or the consent or approval of any Person which has not been obtained and delivered to Secured Party, (iv) do not violate any provision of the articles or certificate of incorporation, or bylaws of the Company or any of its Subsidiaries, (v) do not violate any material provision of law applicable to the Company or any of its Subsidiaries, (vi) do not violate any material agreements to which any of the Company or its Subsidiaries is a party including, without limitation, the Senior Indebtedness (as defined in the Note) (and no material default exists on the part of the Company or any of its Subsidiaries under any agreement to which it is a party), and (vii) will not result in the creation or imposition of any lien on any asset of the Company or any of its Subsidiaries, except pursuant to this Agreement and except for such liens the foreclosure or enforcement of which, either individually or in the aggregate, would not have a material adverse effect upon the financial condition, operations, assets or business of Borrower, or the Company and its Subsidiaries, including Borrower, taken as a whole.

          (f) The value of the consideration received and to be received by the Company is reasonably worth at least as much as its liability under this Agreement, and such liability may reasonably be expected to benefit the Company directly or indirectly.

     B.  The Company agrees as follows:

          (a) The Company will not change the location of its chief executive office or chief place of business unless it shall have given Secured Party prior notice thereof.

          (b) The Company may not change its name or corporate structure in any manner unless it shall have given Secured Party prior notice thereof.

          (c) The Company shall keep full and accurate books and records relating to the Collateral and will make a notation in those books and records that the Pledged Stock is pledged as collateral to secure the Obligation.

          (d) The Pledged Stock will at all times include all of the issued and outstanding capital stock of Borrower, and the Company shall remain the of record and beneficial owner of 100% of Borrower's issued and outstanding capital stock.

          (e) The Company shall not become a party to any agreement, commitment or understanding referred to in subsection 2.A(a) above.

          (f) The Company shall take such action as Secured Party may reasonably request to carry out more effectively the terms of this Agreement and the Proxy, including, executing, acknowledging, delivering, and recording or filing additional instruments or documents.

SECTION 3.  The Security Interests.
            ----------------------

          (a) The Company, to secure the full and punctual payment of the Obligation and to secure the performance of all of the obligations of Borrower under the Note and of the Company under the Guaranty, hereby grants to Secured Party a continuing security interest in and to all of the following property of the Company, whether now owned or existing or hereafter acquired or arising and regardless of where located:

          (i) all books and records of the Company, pertaining to any of the property described in this subsection (a);

          (ii) the Pledged Stock owned or held by the Company and all of the Company's rights and privileges with respect thereto including, without limitation, all dividends, interest, principal and other payments and distributions made upon or with respect to the Pledged Stock; and

          (iii) all Proceeds of all or any of the property described in clauses (i) and (ii) of this subsection to the extent that such Proceeds consist of cash or other property which would constitute Collateral pursuant to such clauses (i) and (ii).

          (b) The Security Interests are granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Company with respect to any of the Collateral or any transaction in connection therewith.

SECTION 4.  Delivery of Pledged Stock.
            -------------------------

          If at any time or from time to time after the date hereof the Company shall receive any stock required to be pledged hereunder, the Company shall promptly:

          (i) deliver to Secured Party each such share of stock, accompanied by instruments of transfer or assignment duly executed in blank, to be held by Secured Party as collateral for the Obligation in accordance with this Agreement; and

          (ii) execute, deliver, file and record any and all instruments, assignments, agreements, financing statements and other documents necessary, to the extent determined by and in form and substance reasonably satisfactory to Secured Party, to perfect or continue the perfection of a security interest in such stock for the benefit of Secured Party.

SECTION 5.     General Authority.
               -----------------

     The Company hereby irrevocably appoints Secured Party its true and lawful attorney, with full power of substitution, in the name of the Company, Secured Party, or otherwise, for the sole use and benefit of Secured Party, but at the Company's expense, to the extent permitted by law to exercise, at any time and from time to time while a Default exists, all or any of the following powers with respect to all or any of the Collateral:

          (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due thereon or by virtue thereof;

          (ii) to commence, settle, compromise, compound, adjust, prosecute or defend any claim, suit, action or proceeding with respect thereto;

          (iii) to sell, transfer, assign or otherwise deal in or with the same or any party thereof or the Proceeds or avails thereof, as fully and effectually as if Secured Party were the absolute owner thereof; and

          (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereof;

provided, however, that Secured Party shall give the Company not less than ten days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral pursuant to clause (iii) above. The Company agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(c) of the UCC.

SECTION 6.     Record Ownership of Pledged Stock; Notices.
               ------------------------------------------

          (a) While a Default exists, Secured Party may at any time or from time to time, cause any or all of the Pledged Stock to be transferred of record into the name of Secured Party or its nominee. If Secured Party transfers any Pledged Stock into its name or the name of its nominee, Secured Party will thereafter promptly give the Company copies of any notices and communications received by Secured Party with respect to any such Pledged Stock. If such Default is cured or waived, Secured Party shall then cause any Pledged Stock so transferred into its name to be transferred into the Company's name.

          (b) If a Default exists, the Company will promptly give to Secured Party copies of any notices and communications received by the Company with respect to any Pledged Stock.

SECTION 7.     Right to Receive Distributions on Pledged Stock.
               -----------------------------------------------

          (a) While a Default exists, Secured Party shall have the right to receive and retain as additional security hereunder all dividends, interest, principal and other payments and distributions made upon or with respect to the Pledged Stock all of which shall be promptly applied to the Obligation. The Company shall take all such action necessary or appropriate, or as Secured Party may reasonably request, to give effect to such right. Any dividends, interest, principal and other payments and distributions which are received in respect of the Pledged Stock by the Company while a Default exists shall be received in trust for the benefit of the Secured Party and shall be segregated from other funds of the Company and shall (to the extent so directed by Secured Party) promptly be paid over to Secured Party (with any necessary endorsement). All such dividends, interest, principal and other payments and distributions shall be delivered to Secured Party upon demand.

          (b) So long as no Default exists, the Company shall have full power and authority to receive and retain all dividends, distributions, and other payments in respect of Pledged Stock pledged to Secured Party hereunder.

SECTION 8.     Right to Vote Pledged Stock; Releases.
               -------------------------------------

          (a) Unless a Default exists and subject to the terms of the Proxy, the Company shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock and other Collateral that the Company owns and Secured Party shall, upon receiving a written request from an authorized financial officer of the Company deliver to the Company or as specified in such request, such proxies, powers of attorney, consents, ratifications and waivers as shall be reasonably requested by the Company in respect of any of the Pledged Stock owned by the Company which are registered in the name of Secured Party or its nominee and any other Collateral owned by the Company.

          (b) If a Default exists, and in addition to Secured Party's rights under the terms of the Proxy, Secured Party shall have the right, to the extent permitted by law, to vote and to give consents, ratifications and waivers and take any other action with respect to all the Pledged Stock with the same force and effect as if Secured Party were the absolute and sole owner thereof. The Company shall at the request of Secured Party take all such action as may be necessary or appropriate to give effect to the rights granted to Secured Party pursuant to the immediate preceding sentence.

SECTION 9.     Remedies Upon Enforcement Notice.
               --------------------------------

          (a) If a Default exists, Secured Party may exercise all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, without limiting the foregoing, Secured Party may sell the Collateral or any part thereof at public or private sale, for cash, credit or for future delivery, and at such price or prices as are commercially reasonable under the circumstances, provided that (i) Secured party shall give the Company 10 days prior notice of any such sale, and (ii) in respect of a Default under
     Section 10(a) of the Note, Secured Party may not exercise any such rights unless the Obligation has not been paid in full in cash by February 24, 1997. Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Company will execute and deliver such documents and take such other lawful actions Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Company which may be waived, and the Company to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 5 of this Agreement shall
     (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate lots, as Secured Party may determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. Subject to Section 6, Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

          (b) The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Stock, to limit purchasers to those who will agree, among other things, to acquire the Pledged Stock for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Stock for the period of time necessary to permit the issuer thereof to register it for public sale.

          (c) For the purpose of enforcing any and all rights and remedies under this Agreement Secured Party shall have access to and use the Company's books and records relating to the Collateral.

SECTION 10.    Application of Proceeds.
               -----------------------

     During the time a Default exists, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be delivered to Secured Party.

SECTION 11.    Proxy.
               -----

          (a) Without limiting Secured Party's other rights under this Agreement or its rights under subsection (a) of Section 11 of the Note, if the Obligation has not been paid in full in cash before February 24, 1997 or any Default described in Section 10(b), (c), (d), (e), (f) or (g) of the Note occurs or Secured Party has reasonable grounds to believe that a breach of Section 9(b), (c), (e), (i), (j), (k), (l), (m), (n) or (o) of the Note or Section 12(b), (c), (e), (i), (j), (k), (l), (m), (n) or (o) of the Guaranty is imminent and Borrower and the Company have not in good faith assured Secured Party that Borrower and the Company will prevent such breach from occurring, then from and after the earlier of February 24, 1997, the date of such Default or the date of such pending breach and continuing until the Obligation is paid in full in cash, the Company, by its execution and delivery of this Agreement, hereby appoints Secured Party as the Company's proxy to vote and act for the Company at all meetings and on all actions of or which can be taken by stockholders of Borrower in the same manner and to the same extent as if the Company voted and/or acted, such proxy to be exercised by Secured Party its sole and absolute discretion. The proxy granted by this Section 11 is granted in respect of all of Borrower's issued and outstanding voting securities as security for Borrower's payment of the Obligation. THE PROXY GRANTED BY THIS SECTION 11, BEING COUPLED WITH AN INTEREST, SHALL BE IRREVOCABLE UNTIL THE OBLIGATION HAS BEEN PAID IN FULL IN CASH. Until the Obligation has been paid in full in cash, all certificates representing Borrower's voting securities shall conspicuously bear the following legend:

     THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS AND AN IRREVOCABLE PROXY IN FAVOR OF REUNION INDUSTRIES, INC. PURSUANT TO THE TERMS OF THAT CERTAIN PLEDGE AGREEMENT, DATED MAY 24, 1996, MADE BY TRIBO PETROLEUM CORPORATION IN FAVOR OF REUNION INDUSTRIES, INC. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF SUCH PLEDGE AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE ON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

          (b) The Company shall not enter into any agreement, transaction or other arrangement which would limit or preclude Secured Party from exercising the Proxy, including, without limitation, any voting or similar arrangement covering shares of Borrower's capital stock.

          (c) The Company shall not, and shall not cause or allow Borrower or ROC to, enter into any arrangement with any director or officer of Borrower or ROC in his or her capacity as such which (i) cannot be terminated immediately by the Company, Borrower or ROC without penalty or (ii) provides for any compensation in connection with termination of his or her status as a director or officer of Borrower or ROC. All directors and officers of Borrower and ROC shall hold their respective directorships and offices subject to removal at any time and for any reason or no reason as a direct or indirect result of Secured Party's exercise of the Proxy. No such removal shall constitute a breach by the Company, Borrower or ROC of any agreement or other arrangement relating to any relationship between the Company, Borrower or ROC and any of Borrower's or ROC's directors or officers, or create or otherwise give rise to any obligation on the part of the Company, Borrower, ROC or Secured Party to compensate any such removed director or officer. The Company shall cause Borrower and ROC to make all of their respective directors and officers elected or appointed on or after the date hereof and before Secured Party first exercises the Proxy (the "SUBJECT DIRECTORS AND OFFICERS") aware of the provisions of this Section 11(c) before they become directors or officers of Borrower or ROC, and to deliver written evidence of same to Secured Party.

          (d) The Company shall indemnify, defend and hold harmless Secured Party, its directors, officers and stockholders, and Borrower, ROC and those of Borrower's and ROC's directors and officers who are not Subject Directors and Officers, to the extent such indemnified persons are not responsible for Losses (defined below) indemnified against pursuant hereto, from and against any and all losses, claims, damages, expenses or liabilities (including reasonable attorneys' fees) (collectively, "Losses") as the same may arise or be made against or be incurred by such indemnified persons, or to which such indemnified persons may be subject in connection with, arising out of, or having a reasonable relation to, any breach by the Company, Borrower or ROC of this Section 11 or Borrower or ROC of Section 9(o) of the Note or any exercise of the Proxy, including, without limitation, the removal of any Subject Directors and Officers. No indemnified person hereunder shall be, or be deemed to be responsible for Losses indemnified against pursuant hereto in connection with the exercise or enforcement by, for or on behalf of, Secured Party of its rights under
     Section 9(o) of the Note or of the Proxy.

SECTION 12.    Termination of Security Interests; Release of Collateral.
               --------------------------------------------------------

     After the Obligation has been paid in full in cash, the Security Interests shall terminate and all rights to the Collateral shall revert and be released to the Company. At any time and from time to time prior to such termination of the Security Interests, Secured Party may release any of the Collateral. Upon any such termination of the Security Interests or release of Collateral, Secured Party will, at the Company's expense, deliver to the Company any Collateral so released that is in its possession and execute and deliver such documents, certificates or other instruments as the Company shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 13.    Notices.
               -------

     All notices, requests and other communications between the Company and Secured Party under this Agreement shall be in writing to be effective and shall be deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the telecopy shall be deemed to have been delivered), (b) if by mail, on the third business day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified mail, return receipt requested, and deposited in the appropriate official postal service, or (c) if by any other means, when actually delivered. Until changed by giving fifteen days advance notice pursuant to this Agreement, the address (and telecopy number) for Secured Party and the Company are as follows:

     TRIBO PETROLEUM CORPORATION         REUNION INDUSTRIES, INC.
     1100 Louisiana, Suite 2880          One Stamford Landing
     Houston, Texas 77002                62 Southfield Avenue
                                         Southfield, Connecticut   06902
     Telephone:     713/659-7551         Telephone:     203/325-0551
     Facsimile:     713/659-5436         Facsimile:     203/325-3923

SECTION 14.    Waivers; Estoppel; Non-Exclusive Remedies.
               -----------------------------------------

     (a) No failure on the part of Secured Party to exercise, no delay in exercising, and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Secured Party of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right.

     (b) The Company, to the extent it may lawfully do so, (i) agrees that it will not at any time, in any manner whatsoever, claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, (ii) hereby waives all benefit or advantage of all such laws and covenants and (iii) agrees that it will suffer and permit the execution of every such power as though no such law were in force.

     (c) The Company, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted in this Agreement or pursuant to judicial proceedings or upon foreclosure or any enforcement of this Agreement and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(d) The Company waives, to the extent permitted by applicable law, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind (except notices explicitly required under this Agreement or the Note) in connection with this Agreement and any action taken by Secured Party with respect to the Collateral.

     (e) The rights in this Agreement are cumulative and are not exclusive of any other remedies provided by law or any other contract.

SECTION 15.    Successors and Assigns.
               ----------------------

     The terms of the Note restrict the assignment of the Obligation. This Agreement is for the benefit of Secured Party and its successors and permitted assigns, and in the event of an assignment of all or any of the Obligation, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Agreement shall be binding on the Company and Secured Party and their respective successors and permitted assigns.

SECTION 16.    Changes in Writing.
               ------------------

     Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by or on behalf of the Company and Secured Party.

SECTION 17.    Texas Law.
               ---------

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAWS OF CONFLICT, OF THE STATE OF TEXAS, AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN TEXAS.

SECTION 18.    Severability.
               ------------

     If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 19.    Submission to Jurisdiction; Waiver of Jury Trial.
               ------------------------------------------------

     THE COMPANY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN HARRIS COUNTY, TEXAS, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH

PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

TRIBO PETROLEUM CORPORATION



                              By: /s/ Richard Bowman
                                  ------------------
                              Name: Richard Bowman
                                    --------------
                              Title: President
                                     ---------

                                   EXHIBIT A

                                 PLEDGED STOCK
                                 -------------

                AUTHORIZED
                    AND               PLEDGED
  CORPORATE     OUTSTANDING   PAR      STOCK    CERTIFICATE  PERCENTAGE
     NAME         SHARES     VALUE   INTEREST     NUMBER        OWNED
- --------------  -----------  -----   ---------  -----------  -----------
Tri-Union          1,000      $0       100%            1         100%
 Development
 Corporation
